1 Third Quarter 2014 Conference Call November 13, 2014 TIERREIT.COM © 2014 TIER REIT, Inc. BriarLake Plaza Houston, Texas

2 Forward-Looking Statements This presentation contains forward-looking statements, including discussion and analysis of the financial condition of us and our subsidiaries and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of our management based on their knowledge and understanding of our business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward- looking statements. We intend that such forward-looking statements be subject to the safe harbor provisions created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution you not to place undue reliance on forward-looking statements, which reflect our management's view only as of the date of this presentation. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

3 Forward-Looking Statements Factors that could cause actual results to differ materially from any forward-looking statements made in the presentation include but are not limited to:  market and economic challenges experienced by the U.S. economy or real estate industry as a whole and the local economic conditions in the markets in which our properties are located;  our ability to renew expiring leases and lease vacant spaces at favorable rates or at all;  the inability of tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business;  the availability of cash flow from operating activities to fund distributions and capital expenditures;  our ability to raise capital in the future by issuing additional equity or debt securities, selling our assets or otherwise to fund our future capital needs;  our ability to strategically acquire or dispose of assets on favorable terms;  our level of debt and the terms and limitations imposed on us by our debt agreements;  our ability to retain our executive officers and other key personnel;  conflicts of interest and competing demands faced by certain of our directors;  limitations on our ability to terminate our property management agreement and certain services under our administrative services agreement;  unfavorable changes in laws or regulations impacting our business or our assets; and  factors that could affect our ability to qualify as a real estate investment trust. The forward-looking statements should be read in light of these and other risk factors identified in the “Risk Factors” section of our 2013 Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission.

4 Objectives and Key Areas of Focus Objectives  Maximize stockholder value  Generate cash flow sufficient to reinstate distributions  Provide stockholder liquidity Key Areas of Focus – 2014  Lease the portfolio and increase occupancy  Sharpen our geographic focus  Mitigate interest rate and refinancing risk  Redeploy capital

5 Positioning the Company for Liquidity Action Items for 2014-2015:  Dispose of properties outside target markets  Recycle capital into target markets  Strengthen the balance sheet  Increase portfolio occupancy  Internalize property management  Reinstate distributions

6 Positioning the Company for Liquidity Dispose of Properties outside Target Markets  Completed the sale of City Hall Plaza in Manchester, NH  Under contract for the sales of Fifth Third-Cleveland and Fifth Third- Columbus, OH and 222 S. Riverside in Chicago, IL  Marketing 250 W. Pratt in Baltimore, MD and 1650 Arch and United Plaza in Philadelphia, PA

7 Positioning the Company for Liquidity Recycle Capital into Target Markets  Identify opportunities to build scale in targeted submarkets  Focus on “best-in-class” properties for long-term value creation  Acquire 5950 Sherry Lane in Dallas, TX as consideration for the sale of 222 S. Riverside

8 Positioning the Company for Liquidity Strengthen the Balance Sheet  Complete new $475 million credit facility  Pay off near-term debt maturities with new credit facility proceeds, reducing borrowing costs  Continue to expand the pool of unencumbered properties  Manage remaining 2015/2016 debt maturities with proceeds from property dispositions and debt refinancings

9 Positioning the Company for Liquidity Increase Portfolio Occupancy  Occupancy rebuilt to 87% following significant known tenant move outs in the first half of 2014  Leasing momentum in high-growth markets expected to lead to increased property cash flow  Progress on rebuilding occupancy at FOUR40 in Chicago, IL and Burnett Plaza in Fort Worth, TX is a priority

10 Positioning the Company for Liquidity Internalize Property Management  Exercise option to internalize property management on June 30, 2015  Increase property cash flow through reduction in property management expenses

11 Positioning the Company for Liquidity Reinstate Distributions  Complete planned property dispositions  Complete new credit facility  Internalize property management  Continue growth in occupancy

12 Portfolio Markets as of September 30, 2014 (1) Includes our pro rata ownership share of unconsolidated properties. Operating properties 37 Square feet(1) 14.2 million Occupancy(1) 87% Markets 18

13 50.1% 49.9% 65.8% 34.2% Higher Growth Markets (Principally Texas, Charlotte, Atlanta and Nashville) Lower Growth Markets (Principally Chicago, Philadelphia and Baltimore) *Measured by percent of net operating income generated by properties owned at September 30, 2014, during the three months ended September 30, 2014. Portfolio Markets (Includes our pro rata ownership share of unconsolidated properties) As of 9/30/14* Pro forma 9/30/14** ** Pro forma for completion of pending sale and acquisition transactions.

14 Third Quarter 2014 Operating Results  Sold City Hall Plaza in Manchester, NH for $19.8 million  Proceeds used to repay debt  Leased 733,000 square feet increasing occupancy by 130 basis points to 87%  Same store cash NOI was $39.9 million, an increase of $0.4 million, or 1.0%, as compared to second quarter 2014  Diluted MFFO for the quarter was $0.06 per common share an increase of $0.01 per share compared to second quarter 2014  Subsequent to quarter end:  Repaid $32.5 million of maturing property debt  Hedged the future interest rate on $250 million of planned credit facility borrowings at an approximate effective fixed rate of 3.7% for five years

15 $384 $839 $159 $3 $0 $141 $5 $548 $139 $3 $250 $141 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 2015 2016 2017 2018 2019 Thereafter Progress on Debt Maturities as of 9/30/2014 ( In Million s) Note: Reflects our share of consolidated and unconsolidated property debt Outstanding debt maturities as of September 30, 2014 Pro forma debt maturities upon the completion of pending sale and acquisition transactions and new credit facility

16 2014 Estimated Value per Share  The Audit Committee engaged Altus Group, an independent, third party real estate research, valuation and advisory firm, to appraise our real estate assets and estimate the fair value of our debt and other assets and liabilities  The Audit Committee and Board of Directors reviewed the Altus work and established an estimated value per share of $4.48  The estimated value per share reflects an increase of $0.28 per share, or approximately 7%, compared to last year’s estimated value per share of $4.20  Factors contributing to the change in value:  $0.52 increase in real estate value; primarily offset by  An increase in net other liabilities and the use of cash primarily to fund property improvements and pay down debt

17 1325 G Street Washington, D.C. The Terrace Austin, TX Burnett Plaza Fort Worth, TX Three Eldridge Place Houston, TX FOUR40 Chicago, IL Colorado Building Washington, D.C. BriarLake Plaza Houston, TX Bank of America Plaza Charlotte, NC

18 Playback Information  An audio link for a playback of today’s call will be on our website at www.tierreit.com/ir  Today’s presentation has been filed with the SEC on Form 8-K and is available on our website at www.tierreit.com/ir under the heading SEC Filings  Save the date! TIER REIT’s fourth quarter conference call will be held on Thursday, March 26, 2015. Please check our website for details, and sign up at www.tierreit.com/ir for conference call information and other timely communications

19 Questions 5950 Sherry Lane Dallas, TX

20 Playback Information  An audio link for a playback of today’s call will be on our website at www.tierreit.com/ir  Today’s presentation has been filed with the SEC on Form 8-K and is available on our website at www.tierreit.com/ir under the heading SEC Filings  Save the date! TIER REIT’s fourth quarter conference call will be held on Thursday, March 26, 2015. Please check our website for details, and sign up at www.tierreit.com/ir for conference call information and other timely communications